Exhibit 3.79

FEE: Minimum fee for up to 1000 shares	$36.00

Corporate Form No. 101 (Oct. 1981) — Page One

ARTICLES OF INCORPORATION

Edwin J. Simcox, Secretary of State of Indiana

Use White Paper—Size 8 1/2 x 11 — For Inserts

Filing Requirements—Present 2 originally signed and fully executed copies to Secretary of State, Room 155, State House, Indianapolis 46204

Recording Requirements—Recording of Articles of Incorporation in the Office of the County Recorder is no longer required by the Indiana General Corporation Act.

Fee for shares over 1,000 but less than 200,000 @ 2¢ per share	$

Fee for shares over 200,000 but less than 1,000,000 @ 1¢ per share	$

Fee for shares over 1,000,000 @ 0.2¢ per share	$

Total Fee Due	$

APPROVED

AND

FILED

OCT 07 1985

/s/ Edwin J. Simcox
SECRETARY OF STATE OF INDIANA

ARTICLES OF INCORPORATION

OF

REM–INDIANA, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of:

(Indicate appropriate act)

☒	Indiana General Corporation Act
☐	Medical Professional Corporation Act
☐	Dental Professional Corporation Act
☐	Professional Corporation Act of 1965
☐	I.C. 23-1-13.5 (Professional Accounting Corporations)
pursuant to the Indiana General Corporation Act.
(Professional Accounting Corporations are considered to be formed pursuant to the authority of the Indiana General Corporation Act, but subject to the provisions of I.C. 23-1-13.5)

as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation:

ARTICLE I

Name

The name of the Corporation is REM–INDIANA, INC.

(The name must contain the word “Corporation” or “Incorporated”, or an abbreviation of one of these words.)

ARTICLE II

Purposes

The purposes for which the Corporation is formed are: General business purposes, including the transaction of any or all lawful business for which corporations may be incorporated under the Indiana General Corporation Act.

1

ARTICLE VI

Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII

Director(s)

Section 1. Number of Directors: The initial Board of Directors is composed of 3 member(s).  The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be 3.

Section 2. Names and Post Office Addresses of the Director(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Thomas E. Miller	6921 York Avenue So.	Edina	Minnesota	55435
Craig R. Miller	6921 York Avenue So.	Edina	Minnesota	55435
Douglas V. Miller	6921 York Avenue So.	Edina	Minnesota	55435

Section 3.  Qualifications of Directors (if any):  —

2

CONSENT TO USE OF NAME

REM–Consulting of Indiana, Inc., a corporation organized under the laws of the State of Indiana herein consent to the (organization) qualification of REM-Indiana, Inc. in the State of Indiana.

IN WITNESS WHEREOF, the said REM-Consulting of Indiana, Inc. has caused this consent to be executed by its president and attested under its corporate seal by its                                secretary, this 1stday of October, 1985.

REM–CONSULTING OF INDIANA, INC.

/s/ Thomas E Miller
President

Attest:
/s/ Craig R. Miller
Secretary

WITNESS my hand and Notarial Seal this 1st day of October, 1985.

/s/ Tina M. Chapman
(Written Signature)

Tina M. Chapman
(Printed Signature)

[SEAL]
My Commission Expires:	TINA M. CHAPMAN
NOTARY PUBLIC MINNESOTA
WRIGHT COUNTY
My Commission Expires Jan. 14, 1989

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION	SUE ANNE GILROY SECRETARY OF STATE
	State Form 38333 (R8 / 12-96)	CORPORATIONS DIVISION
	Approved by State Board of Accounts 1995	302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-38-1 et seq.
	Present original and two copies to address in upper right hand corner of this	Filing Fee: $30.00
Please TYPE or PRINT.
[SEAL]

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF:

Name of Corporation	Date of incorporation
REM–Indiana, Inc.	October 7, 1985

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒  Indiana Business Corporation Law                      ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) I of the Articles

(NOTE: If amending the name of corporation, write Article ”I” in space above and write “The name of the Corporation is                  ,” below.)

The name of the Corporation is REM Indiana, Inc.

APPROVED
AND
FILED
IND. SECRETARY OF STATE

ARTICLE II

Date of each amendment’s adoption:

May 24, 2000, effective August 1, 2000

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval.  Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.

Number of shares represented at the meeting.

Shares voted in favor.

Shares voted against.

B. Unanimous written consent executed on May 24, xx 2000 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 12 day of July, 2000.

Signature of current officer or chairman of the board		Printed name of officer or chairman of the board

	/s/ Craig R. Miller	Craig R. Miller
Signature’s title

Vice President

[SEAL]	ARTICLES OF CORRECTION	SUE ANNE GILROY
State Form 26235 (R2 / 6-95)		SECRETARY OF STATE
Approved by State Board of Accounts 1995	APPROVED	CORPORATIONS DIVISION
	AND	302 W. Washington St., Rm. E018
	FILED	Indianapolis, IN 46204
	IND. SECRETARY OF STATE	Telephone: (317) 232-6576
INSTRUCTIONS:
Use 8 1/2” x 11” white paper for inserts.		Indiana Code 23-1-18-5
Present original and two (2) copies to address in upper right corner of this form.		FILING FEE: $30.00
Please TYPE or PRINT.
Upon completion of filing the Secretary of State will issue a receipt.

ARTICLES OF CORRECTION

OF

REM Indiana, Inc.

Name of Corporation

This is a         ☒ Domestic corporation     ☐ Foreign corporation incorporated or authorized to transact business in Indiana on                                                                                   .

1. The Articles of Correction are filed to correct: (Describe document to be corrected and data filed or attach incorrect document.)

Articles of Merger of REM Indiana II, Inc., REM Indiana III, Inc., with and into REM Indiana, Inc.

2. These Articles of Correction are filed to correct:

☒ an incorrect statement and / or                                       ☐ a defect in the execution, attestation, seal, verification or acknowledgement

3. The incorrect statement(s) is (are) as follows: (Attach additional sheet(s) if necessary.)

Exhibit A (5 pages)

4. The statement(s) is (are) incorrect, or the manner of execution was defective for the following reason(s): (Attach additional sheet(s) if necessary.)

The pages of Exhibit A which were filed have incorrect information and refer to a different corporation.

5.          The following is (are) the corrected statement(s) and / or the corrected execution(s): (Attach additional sheet(s) if necessary)

The attached Exhibit A (5 pages) should be substituted for the ones previously filed.

In Witness Whereof, the undersigned being the	Vice President
(Title)

of said Corporation executes these Articles of Correction and verifies, subject to penalties of perjury, that the facts contained herein are true, this 29th day of January, 2001.

Signature	Printed name

/s/ Douglas V. Miller	Douglas V. Miller

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

FOR THE MERGER

OF

REM INDIANA II, INC.,

REM INDIANA III, INC.,

WITH AND INTO

REM INDIANA, INC.

AGREEMENT AND PLAN OF MERGER, (the “Plan”), dated November 16, 2000, for the merger of REM Indiana II, Inc., an Indiana corporation, REM Indiana III, Inc., an Indiana corporation (collectively referred to as “Merged Corporations), with and into REM Indiana, Inc., an Indiana corporation (“Surviving Corporation”) (the Merged Corporations and the Surviving Corporation are collectively referred to as “Constituent Corporations”).

RECITALS

WHEREAS, the Constituent Corporations are corporations duly organized and existing under the laws of the State of Indiana; and

WHEREAS, The Constituent Corporations desire to merge, subject to the conditions set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the Constituent Corporations shall be merged into a single corporation, REM Indiana, Inc., an Indiana corporation and one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger. The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date for the Merger shall be 12:01 a.m., January 1, 2001.

ARTICLE II
Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in Schedule A annexed hereto.

1

ARTICLE III

Directors and Officers

The directors and officers of the Surviving Corporation in office immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified. The directors and officers of the Merged Corporations holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE IV

Effect of the Merger

At the Effective Date of the Merger, the Surviving Corporation shall succeed to, without other transfer, act or deed of any person, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and private nature, of the Constituent Corporations, and all property, real, personal, and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Effective Date of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and shall be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE V

Accounting Matters

The assets and liabilities of the Constituent Corporations as of the Effective Date of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used. Accounting procedures and depreciation schedules and procedures of any Constituent Corporation may be converted to those procedures and schedules selected by the Surviving Corporation.

2

ARTICLE VI

Filing of Plan of Merger

After the Plan of Merger has been adopted and approved by the Boards of Directors and shareholders of the Constituent Corporations in accordance with Section 23-1-40-1 of the Indiana Code, Articles of Merger shall be executed arid delivered to the Secretary of State of the State of Indiana for filing as provided by Section 23-1-40-5. The Constituent Corporations shall also cause to be performed all necessary acts within the State of Indiana and elsewhere to effectuate the Merger.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

REM INDIANA, INC.
an Indiana corporation
(the Surviving Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM INDIANA II, INC.
an Indiana corporation
(a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

3

REM INDIANA III, INC.
an Indiana corporation
(a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

4

SCHEDULE A

Conversion of Shares in the Merger

1.                                       Stock of Surviving Corporation. At the Effective Date of the Merger, subject to Section 3 below, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 56.1307 shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.                                       Stock of Merged Corporations. At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM Indiana II, Inc., issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 35.1031 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM Indiana III, Inc., issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 6.9415 shares of the common stock of the Surviving Corporation, par value $.01 per share.

3.                                       Fractional Shares. Notwithstanding the provisions of Sections 1, 2, and 3 above, the aggregate number of shares of the common stock of the Surviving Corporation issuable to a shareholder by reason of Sections 1, 2, and 3 shall be rounded to the nearest whole number of shares, with no fractional shares being issued. The fractional share adjustments shall be reflected by a cash payment from or to the Surviving Corporation at a rate of $110 per share or as otherwise agreed by the shareholder and the Surviving Corporation.

5

	ARTICLES OF CORRECTION		SUE ANNE GILROY
[SEAL]	State Form 26235 (R2/6-95)		SECRETARY OF STATE
	Approved by State Board of Accounts 1995		CORPORATIONS DIVISION
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576
INSTRUCTIONS:
	Use 8 1/2” x 11” white paper for inserts.	APPROVED	Indiana Code 23-1-18-5
	Present original and two (2) copies to address	AND	FILING FEE: $30.00
	in upper right corner of this form.	FILED
	Please TYPE or PRINT.	IND. SECRETARY OF STATE
Upon completion of filing the Secretary of
State will issue a receipt.

ARTICLES OF CORRECTION OF
REM Indiana, Inc.

Name of Corporation

This is a ☒ Domestic corporation ☐ Foreign corporation incorporated or authorized to transact business in Indiana on
.

1. The Articles of Correction are filed to correct: (Describe document to be corrected and date filed or attach incorrect document.)

Articles of Merger of REM Indiana II, Inc., REM Indiana III, Inc., with and into REM Indiana, Inc., filed December 27, 2000.

2. These Articles of Correction are filed to correct:

☒ an incorrect statement and/or ☐ a defect in the execution, attestation, seal, verification or acknowledgement

3. The incorrect statement(s) is (are) as follows: (Attach additional sheet(s) if necessary.)

The Articles of Merger did not amend the Articles of Corporation of the Surviving Corporation to increase the number of shares authorized to be issued.

4. The statement(s) is (are) incorrect, or the manner of execution was defective for the following reason(s): (Attach additional sheet(s) if necessary.)

The defect is the omission of Article VII of the Agreement and Plan of Merger, which amends the Surviving Corporation’s Articles of Incorporation and authorizes an increased number of shares to be issued.

5. The following is (are) the corrected statement(s) and/or the corrected execution(s): (Attach additional sheet(s) if necessary)
Attached: Articles of Merger of REM Indiana II, Inc., REM Indiana III, Inc., with and into REM Indiana, Inc., together with its Exhibit A, Agreement and Plan of Merger for the Merger of REM Indiana II, Inc., REM Indiana III, Inc., with and into
REM Indiana, Inc., which now includes the following Article:
ARTICLE VII, Amendment of Articles of Incorporation
Upon completion of the Merger, Article V of the Surviving Corporation’s Articles of Incorporation shall be amended to read:
ARTICLE V, Authorized Shares
Section 1. Number of Shares: The total number of shares which the Corporation is to have authority to issue is 1,000,000.
A. The corporation shall have no shares with a par value.
B. The number of authorized shares which the corporation designates as without par value is 1,000,000.
Section 2. Terms of Shares (if any): The total authorized shares of this corporation shall consist of 1,000,000 voting common shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors.

In Witness Whereof, the undersigned being the Vice President/Secretary

                                                                                            (Title)

of said Corporation executes these Articles of Correction and verifies, subject to penalties of perjury, that the facts contained herein are true, this 18 day of April, 2001.

Signature	Printed name

/s/ Craig R. Miller	Craig R. Miller

ARTICLES OF MERGER

OF

REM INDIANA II, INC.,

REM INDIANA III, INC.,

WITH AND INTO

REM INDIANA, INC.

Pursuant to the provisions of the Indiana Business Corporation Law, the following Articles of Merger are executed on the date hereinafter set forth:

First: REM Indiana II, Inc., REM Indiana III, Inc., and REM Indiana, Inc., are each business corporations organized and existing under the laws of the Stale of Indiana and are subject to the provisions of the Indiana Business Corporation Law.

Second: REM Indiana II, Inc., has issued and outstanding 102 shares of common stock, all 102 shares voted in favor of the plan of merger. REM Indiana III, Inc., has issued and outstanding 100 shares of common stock, all 100 shares voted in favor of the plan of merger. REM Indiana, Inc., has issued and outstanding 102 shares of common stock, all 102 shares voted in favor of the plan of merger.

Third: Annexed hereto as Exhibit A is a copy of the Agreement and Plan of Merger adopted by the boards of directors and shareholders of REM Indiana II, Inc., REM Indiana III, Inc., and REM Indiana, Inc., in compliance with Indiana Statutes Section 23-1-40-1.

Fourth: The effective time and date of the Merger provided for in the Agreement and Plan of Merger is 12:01 a.m.,
January 1, 2001.

Executed at Edina, Minnesota, on November 16, 2000.

REM INDIANA II, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM INDIANA III, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM INDIANA, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

FOR THE MERGER

OF

REM INDIANA II, INC.,

REM INDIANA III, INC.,

WITH AND INTO

REM INDIANA, INC.

AGREEMENT AND PLAN OF MERGER, (the “Plan”), dated November 16, 2000, for the merger of REM Indiana II, Inc., an Indiana corporation, REM Indiana III, Inc., an Indiana corporation (collectively referred to as “Merged Corporations), with and into REM Indiana, Inc., an Indiana corporation (“Surviving Corporation”) (the Merged Corporations and the Surviving Corporation are collectively referred to as “Constituent Corporations”).

RECITALS

WHEREAS, the Constituent Corporations are corporations duly organized and existing under the laws of the State of Indiana; and

WHEREAS, The Constituent Corporations desire to merge, subject to the conditions set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the Constituent Corporations shall be merged into a single corporation, REM Indiana, Inc., an Indiana corporation and one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger. The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date for the Merger shall be 12:01 a.m., January 1, 2001.

ARTICLE II

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in Schedule A annexed hereto.

ARTICLE III

Directors and Officers

The directors and officers of the Surviving Corporation in office immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified. The directors and officers of the Merged Corporations holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE IV

Effect of the Merger

At the Effective Date of the Merger, the Surviving Corporation shall succeed to, without other transfer, act or deed of any person, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and private nature, of the Constituent Corporations, and all property, real, personal, and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Effective Date of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and shall be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE V

Accounting Matters

The assets and liabilities of the Constituent Corporations as of the Effective Date of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used. Accounting procedures and depreciation schedules and procedures of any Constituent Corporation may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VI

Filing of Plan of Merger

After the Plan of Merger has been adopted and approved by the Boards of Directors and shareholders of the Constituent Corporations in accordance with Section 23-1-40-1 of the Indiana Code, Articles of Merger shall be executed and delivered to the Secretary of State of the State of Indiana for filing as provided by Section 23-1-40-5. The Constituent Corporations shall also cause to be performed all necessary acts within the State of Indiana and elsewhere to effectuate the Merger.

ARTICLE VII

Amendment of Articles of Incorporation

Upon completion of the Merger, Article V of the Surviving Corporation’s Articles of Incorporation shall be amended to read:

ARTICLE V

Authorized Shares

Section 1. Number of Shares:

The total number of shares which the Corporation is to have authority to issue is 1,000,000.

A.           The corporation shall have no shares with a par value.

B.             The number of authorized shares which the corporation designates as without par value is 1,000,000.

Section 2. Terms of Shares (of any):

The total authorized shares of this corporation shall consist of 1,000,000 voting common shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

REM INDIANA, INC.
an Indiana corporation
(the Surviving Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM INDIANA II, INC.
an Indiana corporation
(a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM INDIANA III, INC.
an Indiana corporation
(a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

SCHEDULE A

Conversion of Shares in the Merger

1.                                       Stock of Surviving Corporation. At the Effective Date of the Merger, subject to Section 3 below, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 56.1307 shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.                                       Stock of Merged Corporations. At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM Indiana II, Inc., issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 35.1031 shares of the common stock of the Surviving Corporation, par value $.0l per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM Indiana III, Inc., issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 6.9415 shares of the common stock of the Surviving Corporation, par value $.01 per share.

3.                                       Fractional Shares. Notwithstanding the provisions of Sections 1, 2, and 3 above, the aggregate number of shares of the common stock of the Surviving Corporation issuable to a shareholder by reason of Sections 1, 2, and 3 shall be rounded to the nearest whole number of shares, with no fractional shares being issued. The fractional share adjustments shall be reflected by a cash payment from or to the Surviving Corporation at a rate of $110 per share or as otherwise agreed by the shareholder and the Surviving Corporation.

[SEAL]	NOTICE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT (ALL CORPORATIONS) State Form 26276 (R5 / 4-95)	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-24-2 (for profit corporation)
	Present original and two (2) copies to address in upper right corner of this form.	Indiana Code 23-17-6-2 (non-profit corporation)
	Please TYPE or PRINT.	NO FILING FEE

Name of corporation		Date of incorporation
	REM Indiana, Inc.		10/07/1985

Current registered office address (number and street, city, state, ZIP code)
8925 N. Meridian Street Suite 200 Indianapolis, IN 46260

New registered office address (number and street, city, state, ZIP code)
251 E Ohio St., Suite 1100, Indianapolis, IN 46204

Current registered agent (type or print name)
David Doerner

New registered agent (type or print name)
C T Corporation System

STATEMENTS BY REGISTERED AGENT OR CORPORATION

This statement is a representation that the new registered agent has consented to the appointment as registered agent, or statement attached signed by registered agent giving consent to act as the new registered agent.

After the change or changes are made, the street address of this corporation’s registered agent and the address of its registered office will be identical.

The registered agent filing this statement of change of the registered agent’s business street address has notified the represented corporation in writing of the change, and the notification was manually signed or signed in facsimile.

IN WITNESS WHEREOF, the undersigned executes this notice and verifies, subject to the penalties of perjury, that the statements contained herein are true, this 23rd day of September, 2005.

Signature	Title
/s/ Christina Pak	Vice President